KINDER MORGAN ENERGY PARTNERS, L.P.


                                     Issuer


                                       and


                        U.S. TRUST COMPANY OF TEXAS, N.A.


                                     Trustee

                                     ------



                          SECOND SUPPLEMENTAL INDENTURE


                         Dated as of September 30, 1999


                                   -----------


                     6.30% Senior Notes Due February 1, 2009


                                   -----------

         SECOND SUPPLEMENTAL INDENTURE, dated as of September 30, 1999 (this "Second Supplemental Indenture"), is between KINDER MORGAN ENERGY PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), having its principal office at 1301 McKinney Street, Suite 3450, Houston, Texas 77010, and U.S. TRUST COMPANY OF TEXAS, N.A., as trustee under the Indenture referred to below (the "Trustee").

                           RECITALS OF THE PARTNERSHIP

         WHEREAS, the Partnership and the Guarantors have heretofore executed and delivered to the Trustee the Indenture, dated as of January 29, 1999, providing for the issuance from time to time of one or more series of the Partnership's unsecured senior debentures, notes or other evidence of indebtedness (the "Securities"), as amended by that certain First Supplemental Indenture dated January 29, 1999 relating to $250,000,000 of the Partnership's 6.30% Senior Notes Due February 1, 2009 (collectively, the "Indenture"); and

         WHEREAS, Section 1406 of the Indenture provides that the Guarantee of the Securities by a Guarantor will be automatically released if the Guarantor no longer is a guarantor of any Funded Debt of the Partnership other than the Securities; provided that no Default or Event of Default shall have occurred and be continuing; and

         WHEREAS, the Guarantors have been released from their guarantees of all Funded Debt of the Partnership other than the Securities and no Default or Event of Default has occurred and is continuing:

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         That in consideration of the premises, the Partnership covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Notes, as follows:

                                   ARTICLE I

                              Release of Guarantors

SECTION 1.01 Pursuant to Section 1406 and Section 901(3) of the Indenture, the Guarantors are released from their guarantees contained in Article XIV of the Indenture and such Guarantees are no longer of any force or effect.

                                   ARTICLE II

                                  Miscellaneous

SECTION 2.01 The recitals  contained  herein shall be taken as the statements of
the  Partnership,   and  the  Trustee  assumes  no   responsibility   for  their
correctness.

         The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or the proper authorization or the due execution hereof by the Partnership.

SECTION 2.02 Except as expressly supplemented and amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture, as supplemented and amended hereby, is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all its provisions constitute an integral part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 2.03 This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 2.04 This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 2.05 Capitalized terms that are not defined in this Second Supplemental Indenture shall have the meanings assigned to such terms in the Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                  KINDER MORGAN ENERGY
                                  PARTNERS, L.P.

                                  By: Kinder Morgan G.P., Inc.
                                  Its General Partner


                                  By:    /s/ David G. Dehaemers, Jr.
                                         ____________________________________
                                  Name:  David G. Dehaemers, Jr.
                                  Title: Vice President



                                  U.S. TRUST COMPANY OF TEXAS, N.A.,
                                  As Trustee


                                  By:    /s/ Bill Barber
                                         ____________________________________
                                  Name:  Bill Barber
                                  Title: Vice President